Exhibit 23.3

CONSENT OF WOOD CANADA LIMITED

In connection with the Trilogy Metals Inc. Annual Report on Form 10-K for the year ended November 30, 2023 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”), the undersigned consents to:

i.	the use of the technical report summary titled Technical Report Summary on the Initial Assessment of the Bornite Mineral Resource, Northwest Alaska, with a report date of November 30, 2022 (the “Bornite TRS”) as referenced in the Form 10-K;
ii.	the use of the technical report summary titled Arctic Project, Technical Report Summary, Ambler Mining District, Alaska, with a report date of November 30, 2022 (the “Arctic TRS”) as referenced in the form 10-K;
iii.	the use of and references to our name, including our status as a third-party firm comprising mining experts, (as described in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the TRS, Form 10-K and the Registration Statements on Form S-8 (No. 333-275828, No. 333-257095, No. 333-234417, No. 333-208149, No. 333-205102, No. 333-188950 and No. 333-181020) (the “Registration Statements”); and
iv.	any extracts or summaries of the Bornite TRS and Arctic TRS included or incorporated by reference in the Form 10-K and the use of any information derived, summarized, quoted or referenced from the Bornite TRS and Arctic TRS, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and which is incorporated by reference in the Registration Statements.

Wood Canada Limited is responsible for authoring, and this consent pertains to, all Chapters of the Bornite TRS and Chapters 1.5, 1.6, 1.7, 1.8, 1.10, 1.11, 1.12, 1.14.5, 1.20.1, 1.20.2, 2.3, 2.4, 2.5, 2.6, 5.3.9, 6, 7.1, 7.2.1, 7.2.2, 7.2.3, 7.2.5, 7.2.6, 7.2.7, 7.2.8, 8.1.1, 8.1.3, 8.1.4, 8.1.5, 8.1.6, 8.2.1, 8.2.2, 8.2.3, 8.2.4, 8.3, 9, 11, 12, 13.1, 13.2, 13.3, 13.4, 13.5, 13.6, 13.7, 13.8, 13.10, 18.1.6, 18.2.2, 18.2.3, 22.3, 22.4, 22.6, 22.7, 22.8, 23.2, 23.3, 25 of the Arctic TRS.

Date: February 7, 2024

/s/ Greg Gosson
Greg Gosson, Technical Director, Geology & Compliance Wood Canada Limited